Exhibit 99.1

Howard Bancorp Announces Agreement to Acquire 1st Mariner Bank

ELLICOTT CITY, Md.--(BUSINESS WIRE)--August 15, 2017--Howard Bancorp, Inc. (Nasdaq:HBMD) (“Howard”) and 1st Mariner Bank (“1st Mariner”) jointly announced today the signing of a definitive agreement and plan of reorganization whereby Howard will acquire 1st Mariner. Upon the closing of the transaction, 1st Mariner will merge with Howard’s wholly owned bank subsidiary, Howard Bank, and the combined organization will operate under the Howard Bank name and be headquartered in 1st Mariner’s existing Baltimore city location.

Howard is the parent company of Howard Bank headquartered in Ellicott City, Maryland. Howard Bank operates a general commercial banking business through its 13 branches located throughout the Greater Baltimore Metropolitan Area. At June 30, 2017, it had consolidated assets of approximately $1.1 billion, portfolio loans of approximately $880 million and deposits of approximately $855 million. Following the acquisition and after branch consolidation, Howard will have 21 well-located offices in the Greater Baltimore Metropolitan Area, with pro forma assets of $2.1 billion, portfolio loans of $1.5 billion and deposits of $1.6 billion based on financial data as of June 30, 2017.

Howard Chairman and Chief Executive Officer, Mary Ann Scully said, “We have long respected the executive team at 1st Mariner and have been very impressed by their turnaround and recasting of the bank since their restructuring in 2014. Both Howard and 1st Mariner share a focus on privately held businesses in the Greater Baltimore market. We think this transaction is transformational not only for our shareholders but also for our teams, our customers, and the Greater Baltimore community. We are excited to have the 1st Mariner customers, board members and staff join us, and we look forward to being welcomed by them. This is a win-win for the Baltimore business community who will now be served by the best business bank in the region.”

Headquartered in Baltimore, Maryland, 1st Mariner was founded in 1920 to serve the local community by offering a wide array of financial products and services to small and mid-size businesses, professional real estate developers and investors, and retail customers throughout the Baltimore marketplace. At June 30, 2017, 1st Mariner had $975 million in assets, $666 million in portfolio loans and $771 million in deposits. It serves its customers from 14 locations in greater Baltimore.

Under the terms of the agreement, which has been approved by the boards of directors of Howard, Howard Bank and 1st Mariner, stockholders of 1st Mariner will be entitled to receive 1.6624 shares of Howard common stock for each common and preferred share of 1st Mariner. Based on Howard’s closing stock price of $16.85 on August 14, 2017, the transaction is valued at $28.01 per share or $163.4 million in the aggregate including the value to 1st Mariner’s option and warrant holders. The closing is anticipated to occur in the fourth quarter of 2017, subject to approval by Howard and 1st Mariner stockholders, regulatory approvals and other customary closing conditions.

Robert Kunisch, Chief Executive Officer of 1st Mariner commented, “We are thrilled to be partnering with the Howard Bank team. Our shared commercial focus and long ties to the market will be particularly attractive to our customers and employees. We are excited to join together to build the best business bank in Baltimore.”

Upon completion of the merger, Mary Ann Scully will continue as Chair and Chief Executive Officer of Howard and Howard Bank, and Robert Kunisch, will join the Howard and Howard Bank boards of directors and assume the role of President of Howard and Howard Bank. George Coffman will continue as Chief Financial Officer of Howard, James Witty will continue as Chief Commercial Banking Officer, Robert Altieri will continue as the Chief Mortgage Officer, Randy Jones will join from 1st Mariner as Chief Credit Officer, Charles Schwabe will continue as Chief Risk Officer, and Steven Poynot will become Chief Administrative Officer. 1st Mariner Executive Chairman Jack Steil will also join the Howard and Howard Bank boards as a director and will serve as Senior Business Development Advisor to the combined company. The Howard and Howard Bank boards will be reconstituted to have 14 members, eight of whom will be from the current Howard board and six from the current 1st Mariner board.

Howard projects cost savings of 37% of 1st Mariner’s noninterest expense base as a result of operational synergies and the consolidation of some locations. The transaction is expected to be materially accretive to earnings per share with dilution to tangible book value earned back within three years. Additionally, the combined company will be well-capitalized by all regulatory standards at the time of closing. The transaction has an anticipated internal rate of return in excess of 20%, which is well in excess of Howard’s cost of capital.

Conference Call Information

Howard will host a conference call on August 15th at 11:00 a.m. EDT. The conference call can be accessed by dialing 1-866-868-1282. The conference passcode is 5396651.

An investor presentation will be filed with the SEC on Form 8-K before stock markets open on August 15th, and will also be available through a separate link in the presentations section of the Investor Relations portion of Howard’s website, www.howardbank.com.

Stephens Inc. acted as financial advisor to Howard and its legal counsel was Covington & Burling LLP. Keefe, Bruyette & Woods, A Stifel Company, acted as financial advisor to 1st Mariner Bank and its legal counsel was Venable LLP.

Additional materials are also available on the Investor Relations page of the Company's website at www.howardbank.com.

About Howard Bancorp, Inc.

Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Ellicott City, Maryland, Howard Bank operates a general commercial banking business through its 13 branches located throughout the Greater Baltimore Metropolitan Area. It had consolidated assets of approximately $1.1 billion at June 30, 2017. Additional information about Howard Bancorp, Inc. and Howard Bank are available on its web site at www.howardbank.com .

About 1st Mariner Bank

1st Mariner is a Maryland-chartered trust company operating as a commercial bank headquartered in Baltimore, Maryland through its 14 branches located in Baltimore. Additional information about 1st Mariner Bank is available on its website at www.1stmarinerbank.com. It had approximately $975 million in assets at June 30, 2017.

Forward-Looking Statement Disclaimer

This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements often use words such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “should” “will,” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Such statements include, without limitation, references to Howard's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intensions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond or control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

In addition to factors previously disclosed in Howard’s reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Howard and 1st Mariner stockholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the 1st Mariner business or fully realizing cost savings and other benefits of the merger; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; customer acceptance of 1st Mariner products and services; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, Howard will file with the SEC a Registration Statement on Form S-4 that will include an information statement of 1st Mariner and a proxy statement/prospectus of Howard, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS OF 1st MARINER AND HOWARD ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY HOWARD, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy and information statement/prospectus, as well as other filings containing information about Howard, may be obtained at the SEC's Internet site (http://www.sec.gov), when they are filed by Howard. You will also be able to obtain these documents, when they are filed, free of charge, from Howard at www.howardbank.com under the heading "Investor Relations" and then under "SEC Documents". Copies of the joint proxy and information statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to Howard Bancorp, Inc., 6011 University Boulevard, Suite 370, Ellicott City, MD 21043, Attention: George C. Coffman, Telephone: (410) 750-0020 or to 1st Mariner Bank, 3301 Boston Street, Baltimore, MD 21224, Attention: Robert D. Kunisch, Telephone: 410-573-8651.

Howard, 1st Mariner and certain of their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Howard and 1st Mariner, respectively, in connection with the Merger. Information about the directors and executive officers of Howard, and their respective ownership of Howard’s common stock, is set forth in the proxy statement for Howard’s 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2017. Information concerning all other participants in the solicitation will be included in the joint proxy and information statement/prospectus relating to the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Additional information is available at www.howardbank.com.

CONTACT:
Media:
Howard Bancorp, Inc.
Wade Barnes, 410-967-4389
SVP, Marketing
wbarnes@howardbank.com
or
212 Communications
Bill Atkinson, 443-797-4150
Partner
batkinson@212comm.com
or
Investors:
Howard Bancorp, Inc.
George C. Coffman, 410-750-0020
Chief Financial Officer
gcoffman@howardbank.com
or
1st Mariner Bank
Robert D. Kunisch, 410-573-8651
President & CEO
Kunisch@1stmarinerbank.com